Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, as listed below, of Edison
International of our report dated June 22, 2004, of the Edison 401 (k) Savings Plan, (formerly known as the Southern California
Edison Company Stock Savings Plus Plan):

          Registration Form                 File No.                   Effective Date
          -----------------------------     --------------------       -------------------------

          Form S-8                          333-115802                 May 19, 2004
          Form S-8                          333-101038                 November 6, 2002
          Form S-8                          333-74240                  November 30, 2001

/s/ BDO Seidman, LLP
BDO Seidman, LLP

Los Angeles, California
June 22, 2004